EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Amendment No. 2 to Form S-1 of our report dated April 12, 2021, relating to the financial statements of Blackstar Enterprise Group, Inc., as of December 31, 2020 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

March 11, 2022